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                                                                   EXHIBIT 99.1


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF K&G MEN'S CENTER, INC.

     The undersigned shareholder(s) of K&G Men's Center, Inc., a Georgia corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement/Prospectus, each dated April 26, 1999, and hereby appoints Stephen H. Greenspan and John C. Dancu, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. local time on Tuesday, June 1, 1999, at the Company's headquarters located at 1225 Chattahoochee Avenue, N.W., Atlanta, Georgia 30318, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated March 3, 1999, by and among The Men's Wearhouse, Inc. ("TMW"), TMW Combination Company, a newly formed wholly owned subsidiary of TMW ("Merger Sub"), and K&G. Under the merger agreement, TMW will acquire K&G through a merger of Merger Sub with and into K&G. The merger agreement provides that, upon completion of the merger, K&G shareholders will receive between 0.4 and 0.43 of a share of TWM common stock in exchange for each outstanding share of K&G common stock.

[ ]  FOR the approval       [ ]  WITHHOLD authority to vote       [ ]  ABSTAIN
                                 for approval

(2) To elect K&G's Class I directors to serve a three-year term expiring in 2002 in accordance with K&G's Articles of Incorporation;

[ ]  FOR the approval of    [ ]  WITHHOLD authority to vote       [ ]  ABSTAIN
     all nominees listed,        for election of all nominees
     except as indicated
     to the contrary below

     Nominees: James W. Inglis and Campbell B. Lanier, III

     INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK "FOR" ABOVE, AND WRITE THE NAME OF THE NOMINEE AS TO WHOM YOU WISH TO WITHHOLD AUTHORITY IN THE SPACE BELOW:



(3) To ratify the appointment of Arthur Andersen LLP by the board of directors of K&G as the independent public accountants of K&G; and

[ ]  FOR the approval       [ ]  WITHHOLD authority to vote       [ ]  ABSTAIN
                                 for approval


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(4)  To transact such other business as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED TO WITHHOLD THE APPROVAL OF AN AMENDMENT AND PLAN OF MERGER AS SET FORTH IN (1) ABOVE, FOR DIRECTOR NOMINEES NAMED IN ITEM (2) ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS AS SET FORTH IN ITEM (3) ABOVE, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.

                                             Dated:                      , 1999
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                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature (if held jointly)
                                             Title or Authority (if applicable)

                                             NOTE: PLEASE SIGN EXACTLY AS NAME
                                             APPEARS HEREON. IF SHARES ARE
                                             REGISTERED IN MORE THAN ONE NAME,
                                             THE SIGNATURES OF ALL SUCH PERSONS
                                             ARE REQUIRED. A CORPORATION SHOULD
                                             SIGN IN ITS FULL CORPORATE NAME BY
                                             A DULY AUTHORIZED OFFICER, STATING
                                             HIS OR HER TITLE. TRUSTEES,
                                             GUARDIANS, EXECUTORS AND
                                             ADMINISTRATORS SHOULD SIGN IN
                                             THEIR OFFICIAL CAPACITY, GIVING
                                             THEIR FULL TITLE AS SUCH. IF A
                                             PARTNERSHIP, PLEASE SIGN IN THE
                                             FULL PARTNERSHIP NAME BY AN
                                             AUTHORIZED PERSON.